Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	July 23, 2020		574-235-2000

1st Source Corporation Reports Second Quarter Results,
Cash Dividend Declared
QUARTERLY HIGHLIGHTS
•Net income was $18.50 million, down 20.88% from the second quarter of 2019. Diluted net income per common share was $0.72, down from the prior year’s second quarter of $0.91.
•Cash dividend of $0.28 per common share approved, up 3.70% from the $0.27 per common share declared a year ago.
•Return on average assets of 1.04% and return on average common shareholders’ equity of 8.63% compared to 1.45% and 11.89%, respectively in the second quarter of 2019.
•Average loans and leases grew $466.76 million, up 9.16% from the previous quarter and $563.77 million, up 11.27% from the second quarter of 2019. Excluding the Paycheck Protection Program, growth was relatively flat from the previous quarter and loan balances increased 1.79% from the second quarter of 2019.
•Average deposits increased $538.20 million, or 10.21% from the previous quarter and grew $545.67 million, up 10.36% from the second quarter of 2019.
•Net recoveries were $0.11 million and nonperforming assets to loans and leases were 1.20% compared to net charge-offs of $1.19 million and 0.41%, respectively in the second quarter of 2019.
•Provision was made to the loan and lease losses reserve of $10.38 million compared to $4.25 million in the second quarter of 2019.
•Net interest income decreased $2.43 million, or 4.30% from the second quarter of 2019.
•Noninterest income decreased $0.42 million, or 1.65% from the second quarter of 2019. Excluding leased equipment depreciation, noninterest income increased 4.33%.
•Noninterest expenses decreased $2.53 million, down 5.34% from the second quarter of 2019. Excluding leased equipment depreciation, noninterest expense decreased 3.10%.
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported net income of $18.50 million for the second quarter of 2020, up 12.73% from the $16.41 million reported in the first quarter of 2020 and down 20.88% from the $23.39 million reported in the second quarter a year ago, bringing the 2020 year-to-date net income to $34.92 million compared to $45.58 million in 2019, a decrease of 23.40%. The year-to-date net income comparison was negatively impacted by an increased provision for loan and lease losses of $12.56 million primarily due to sizeable impairments in a few accounts, the negative economic impact on our portfolio from COVID-19 and higher special attention loan balances in the first half of 2020. Additionally, net interest income decreased $2.53 million due to lower loan rates resulting from the Federal Reserve’s actions to lower interest rates and stimulate the economy in response to the economic effects of COVID-19. Non-recurring 2020 items which added to net income included $0.55 million in FDIC insurance premium credits received, bank owned life insurance claims of $0.09 million and a trust recovery of $0.17 million offset by $0.55 million in mortgage servicing rights impairment charges which reduced net income.

Diluted net income per common share for the second quarter of 2020 was up 12.50% to $0.72 versus $0.64 for the first quarter of 2020 and was down 20.88% versus $0.91 in the second quarter of 2019. Diluted net income per common share for the first half of 2020 was $1.36 compared to $1.76 a year earlier, a 22.73% decrease.
At its July 2020 meeting, the Board of Directors approved a cash dividend of $0.28 per common share, up 3.70% from the $0.27 per common share declared a year ago and equal to that declared in the previous quarter. The cash dividend is payable to shareholders of record on August 4, 2020 and will be paid on August 14, 2020.
Christopher J. Murphy III, Chairman and Chief Executive Officer, commented, “The second quarter results reflect a continuation of the impact of COVID-19 which began at the end of the first quarter. We focused our efforts and are pleased to have been able to help our customers deal with the uncertainties caused by the coronavirus pandemic. We believe we remain well-positioned for the long-term, are well-capitalized and have appropriate reserves with a strong balance sheet. That said, the near-term level of uncertainty remains unprecedented both in severity and length of the economic downturn tied to the coronavirus. The gradual easing of shelter-in-place in our markets is promising however, rising infection rates across the country could have further negative impacts on our clients and the markets we serve. In this environment of uncertainty, it is hard to predict what can or will happen and the impact it will have on us. While these are tumultuous times, we will continue our longstanding practice of providing straight talk, sound advice, always keeping our clients’ best interests in mind for the long-term.
“We have provided over 3,350 clients with Paycheck Protection Program (PPP) loans, totaling more than $590 million, helping them save over 59,000 jobs in Indiana and Michigan. From what we can glean from the Government’s release of the PPP program data through quarter end, we are the leading SBA lender among banks headquartered in Indiana with less than $10 billion in assets, having provided the highest number of PPP loans to businesses within the state among this group. Through the end of the quarter, 77% of the 3,350 PPP loans disbursed were for less than $150,000. We truly are serving our small business clients.
“In addition, we have approved and processed more than $835 million of loan modifications across our loan portfolios as of June 30, 2020. The majority of these in dollar terms are for customers primarily in the transportation (including auto rental and bus) and the hotel industries. We continue to take a long-term view of dealing with COVID-19 and its impact on the markets we serve. We are pleased to have entered this period well-capitalized, with appropriate reserves and a strong balance sheet so we are able to properly help our clients.
“During the second quarter, our net interest margin experienced the full impact of the 150 basis point decrease in the target Federal Funds Rate in March 2020 by the Federal Reserve. This resulted in a compression of our net interest margin as our earning assets repriced faster than interest-bearing liabilities. We also saw an increase in nonaccrual loans and leases during the second quarter as clients began to feel the full impact of business closures and stay-at-home orders in markets we serve. The majority of our present nonaccrual loans are tied to four customer relationships in our auto and light truck and construction equipment portfolios. During the second quarter, we recorded a provision for loan and lease losses of $10.38 million as we continue to monitor the negative impacts of the coronavirus pandemic for the intermediate and longer term. Continuing a positive trend from the first quarter, our residential mortgage loan business remained on record pace with high production volumes and profitable results.

“In April, Keefe, Bruyette & Woods, Inc. (KBW) announced their annual Bank Honor Roll list, with 1st Source being named among those recognized. The Bank Honor Roll consists of banking institutions that have had 10 consecutive years of increased earnings per share. 1st Source is among the 15 banks in the nation included in the Bank Honor Roll this year, with roughly 375 banking institutions having been analyzed in consideration for the list. To be considered for this recognition, banks must be publicly traded institutions with more than $500 million in assets. Given the economic uncertainty resulting from the coronavirus pandemic, this was welcome confirmation that our history of strong, steady practices focusing on our clients’ best interests for the long-term has been successful.
“During the second quarter, we announced that the 1st Source Bank Board of Directors had elected Mr. Jim Seitz, Vice Chairman of the Board through the next Annual Meeting and Ms. Andrea Short, Chief Financial Officer, to the additional position as President of 1st Source Bank. Jim has served as President for eight years and has been an officer here for 35 years. Throughout his career, he has committed himself to delivering outstanding client service and supporting his colleagues in the strongest manner possible. He leaves a wonderful legacy of servant leadership, and his guidance to our Board and Andrea in the coming year will be helpful in the transition.
“Andrea earned her promotion to President of 1st Source Bank by demonstrating a strong track record of initiating and leading change, driving results, and by strengthening operational risk management and compliance. She was elected Chief Financial Officer of 1st Source Bank in 2013 and will continue in this capacity as well as serving as President. I am deeply grateful for and congratulate my two long-term colleagues as they enter these exciting new chapters in their lives. 1st Source has benefited tremendously from their dedication and leadership, and we look forward to their continued impact on our organization.
“Coincident with these promotions, a number of other promotions and changes were made to assure strong leadership for 1st Source for the future. All of our Consumer and Small Business Branch sales and service efforts, deposit offerings, and consumer and mortgage lending have been brought under the leadership of Mr. Ron Zeltwanger. Our Regional Presidents will report to Ron and he will report to Andrea Short. Similarly, Mr. Larry Mayers will direct all of our efforts serving business clients including our very successful SBA lending unit, Retirement Planning services, and our business banking practice groups across all regions. He also picks up direct responsibility for our national Solar financing business and will continue as our Fort Wayne Regional President. The business and operating units serving St. Joseph County, Indiana and Southwestern Michigan have been combined into the Central Region and Ms. Shelli Alexander was promoted to Regional President leading this unit. Also, a new group was created under the leadership of Mr. Kevin Murphy bringing together Marketing, Information Technology, our Virtual Branch, and digital strategy efforts serving clients and improving internal operations. Lastly, our Wealth Advisory Services and Insurance Group will now report to Mr. John Griffith, EVP and Chief Administrative Officer, giving new focus to its growth and profitability. All of these changes continue our process of building strong leadership for the future.” Mr. Murphy concluded.

SECOND QUARTER 2020 FINANCIAL RESULTS
Loans
Average loans and leases of $5.57 billion increased $563.77 million, up 11.27% in the second quarter of 2020 from the year ago quarter and have increased $466.76 million, up 9.16% from the first quarter. Year-to-date average loans and leases of $5.33 billion increased $401.60 million, up 8.15% from the first six months of 2019. Loan growth is primarily from PPP originations.
Deposits
Average deposits of $5.81 billion grew $545.67 million for the quarter ended June 30, 2020, up 10.36% from the year ago quarter and have increased $538.20 million, or 10.21% from the first quarter. Average deposits for the first six months of 2020 were $5.54 billion, an increase of $378.77 million, up 7.34% from the same period a year ago. Deposit growth is primarily from PPP loan fundings and government stimulus payments.
Net Interest Income and Net Interest Margin
Second quarter 2020 net interest income of $54.00 million decreased $2.43 million, or 4.30% from the second quarter a year ago and decreased $0.84 million, down 1.54% from the previous quarter. For the first six months of 2020, tax-equivalent net interest income was $109.13 million, a decrease of $2.60 million, or 2.33% compared to the same period a year ago.
Second quarter 2020 net interest margin was 3.23%, a decrease of 50 basis points from the 3.73% for the same period in 2019 and decreased 34 basis points from the previous quarter. Second quarter 2020 net interest margin on a fully tax-equivalent basis was 3.24%, a decrease of 50 basis points from the 3.74% for the same period in 2019 and was lower by 34 basis points compared to the previous quarter. The margin continues to experience pressure from the numerous Federal Reserve interest rate decreases during the second half of 2019 and the first three months of 2020. Additionally, PPP loans had a negative impact on the net interest margin of four basis points for the quarter.
Net interest margin for the first six months on 2020 was 3.39%, a decrease of 36 basis points from the 3.75% for the same period in 2019. Net interest margin on a fully-taxable-equivalent basis for the first half of 2020 was 3.40%, a decrease of 37 basis points from the 3.77% for the first half of 2019. PPP loans had a negative impact of five basis points on the year-to-date net interest margin.
Noninterest Income
Second quarter 2020 noninterest income of $25.24 million decreased $0.42 million, or 1.65% from the second quarter a year ago and increased $0.62 million, or 2.51% from the first quarter of 2020. For the first six months of 2020, noninterest income was $49.86 million, relatively flat from the same period a year ago.
Noninterest income during the three months ended June 30, 2020 was lower compared to a year ago mainly from lower service charges on deposit accounts due to fewer overdraft and non-sufficient fund transactions and less equipment rental income due to a reduction in the size of the average equipment rental portfolio offset by improved mortgage banking income driven by gains on a higher volume of loan sales. Additionally, we recognized a $0.55 million impairment charge on our mortgage servicing rights during the second quarter of 2020 as prepayment speeds increased.

The increase in noninterest income from the first quarter of 2020 was primarily the result of improved mortgage banking income driven by gains on a higher volume of loan sales, seasonal trust and wealth advisory tax fees, and higher customer swap fees, and increased debit card income offset by lower equipment rental income due to a reduction in the size of the average equipment rental portfolio, decreased service charges on deposit accounts due to fewer overdraft and non-sufficient fund transactions, and a $0.55 million impairment charge on our mortgage servicing rights during the second quarter of 2020.
Noninterest Expense
Second quarter 2020 noninterest expense of $44.83 million decreased $2.53 million, or 5.34% from the second quarter a year ago and decreased $1.71 million, down 3.67% from the prior quarter. Excluding depreciation on leased equipment, noninterest expenses were down 3.10% from the second quarter a year ago and down 3.47% from the prior quarter. For the first six months of 2020, noninterest expense was $91.36 million, a decrease of $1.20 million, down 1.29% compared to the same period a year ago.
The decrease in noninterest expense during the second quarter of 2020 compared to a year ago was mainly due to lower leased equipment depreciation from a reduction in the average equipment rental portfolio, less professional consulting fees, decreased group insurance costs on fewer claims and lower business development expenses. These decreases were offset by higher salaries as a result of normal merit increases and a rise in general collection and repossession costs.
The decrease in noninterest expense from the prior quarter was primarily the result of reduced business development expenses, a decrease in the valuation provision for interest rate swaps with customers, and higher deferred salary expense on PPP loan originations. These decreases were offset by increased incentives, fewer gains on the sale of operating lease equipment and higher collection and repossession expenses.
Credit
The reserve for loan and lease losses as of June 30, 2020 was 2.31% of total loans and leases compared to 2.35% at March 31, 2020 and 2.05% at June 30, 2019. The reserve calculation includes PPP loans which are guaranteed by the SBA. Excluding these loans from the calculation results in a reserve of 2.54% at June 30, 2020 compared to 2.35% at March 31, 2020. Net recoveries of $0.11 million were recorded for the second quarter of 2020 compared with net charge-offs of $1.19 million in the same quarter a year ago and $1.81 million of net charge-offs in the prior quarter.
The provision for loan and lease losses was $10.38 million for the second quarter of 2020, an increase of $6.13 million compared with the same period in 2019 and a decrease of $0.98 million from the first quarter of 2020. The ratio of nonperforming assets to loans and leases was 1.20% as of June 30, 2020, compared to 0.68% on March 31, 2020 and 0.41% on June 30, 2019. Excluding PPP loans, the ratio of non-performing assets to loans and leases was 1.33% at June 30, 2020 and 0.68% at March 31, 2020.

Capital
As of June 30, 2020, the common equity-to-assets ratio was 11.74%, compared to 12.63% at March 31, 2020 and 11.95% a year ago. The tangible common equity-to-tangible assets ratio was 10.73% at June 30, 2020 compared to 11.53% at March 31, 2020 and 10.82% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.76% at June 30, 2020 compared to 12.57% at March 31, 2020 and 11.83% a year ago. All of the June 30, 2020 calculations except the regulatory capital ratios are impacted by the inclusion of PPP loan balances at the close of the quarter. There were no shares repurchased for treasury during 2020.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of its clients, individuals, businesses and the communities it serves. For more information, visit www.1stsource.com.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 80 banking centers, 15 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
2nd QUARTER 2020 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
AVERAGE BALANCES
Assets	$7,185,406	$6,611,121	$6,487,744	$6,898,264	$6,389,610
Earning assets	6,727,011	6,181,794	6,067,871	6,454,403	5,982,757
Investments	1,045,310	1,030,640	1,001,142	1,037,975	994,405
Loans and leases	5,565,160	5,098,397	5,001,392	5,331,779	4,930,183
Deposits	5,810,578	5,272,376	5,264,912	5,541,477	5,162,704
Interest bearing liabilities	4,580,419	4,415,552	4,468,591	4,497,986	4,392,491
Common shareholders’ equity	862,209	844,724	789,009	853,467	782,370
Total equity	891,606	867,605	792,884	879,605	785,094
INCOME STATEMENT DATA
Net interest income	$54,001	$54,844	$56,427	$108,845	$111,375
Net interest income - FTE(1)	54,138	54,995	56,604	109,133	111,734
Provision for loan and lease losses	10,375	11,353	4,247	21,728	9,165
Noninterest income	25,241	24,622	25,664	49,863	49,788
Noninterest expense	44,825	46,535	47,353	91,360	92,557
Net income	18,526	16,418	23,417	34,944	45,613
Net income available to common shareholders	18,502	16,413	23,385	34,915	45,581
PER SHARE DATA
Basic net income per common share	$0.72	$0.64	$0.91	$1.36	$1.76
Diluted net income per common share	0.72	0.64	0.91	1.36	1.76
Common cash dividends declared	0.28	0.29	0.27	0.57	0.54
Book value per common share(2)	33.85	33.32	31.12	33.85	31.12
Tangible book value per common share(1)	30.57	30.03	27.83	30.57	27.83
Market value - High	38.70	52.16	48.66	52.16	50.15
Market value - Low	26.72	26.07	43.34	26.07	39.11
Basic weighted average common shares outstanding	25,540,855	25,523,356	25,615,718	25,532,105	25,687,056
Diluted weighted average common shares outstanding	25,540,855	25,523,356	25,615,718	25,532,105	25,687,056
KEY RATIOS
Return on average assets	1.04%	1.00%	1.45%	1.02%	1.44%
Return on average common shareholders’ equity	8.63	7.81	11.89	8.23	11.75
Average common shareholders’ equity to average assets	12.00	12.78	12.16	12.37	12.24
End of period tangible common equity to tangible assets(1)	10.73	11.53	10.82	10.73	10.82
Risk-based capital - Common Equity Tier 1(3)	12.76	12.57	11.83	12.76	11.83
Risk-based capital - Tier 1(3)	14.32	13.97	12.94	14.32	12.94
Risk-based capital - Total(3)	15.58	15.23	14.20	15.58	14.20
Net interest margin	3.23	3.57	3.73	3.39	3.75
Net interest margin - FTE(1)	3.24	3.58	3.74	3.40	3.77
Efficiency ratio: expense to revenue	56.57	58.56	57.68	57.56	57.43
Efficiency ratio: expense to revenue - adjusted(1)	53.63	55.79	54.07	54.71	53.64
Net (recoveries) charge offs to average loans and leases	(0.01)	0.14	0.10	0.06	0.19
Loan and lease loss reserve to loans and leases	2.31	2.35	2.05	2.31	2.05
Nonperforming assets to loans and leases	1.20	0.68	0.41	1.20	0.41

	June 30,	March 31,	December 31,	September 30,	June 30,
	2020	2020	2019	2019	2019
END OF PERIOD BALANCES
Assets	$7,365,146	$6,735,118	$6,622,776	$6,691,070	$6,650,105
Loans and leases	5,692,322	5,129,514	5,085,527	5,099,546	5,109,337
Deposits	5,993,456	5,275,911	5,357,326	5,391,679	5,403,845
Reserve for loan and lease losses	131,283	120,798	111,254	108,941	104,911
Goodwill and intangible assets	83,959	83,964	83,971	83,978	83,985
Common shareholders’ equity	864,995	850,897	828,277	813,167	794,662
Total equity	901,653	877,302	848,636	833,042	804,686
ASSET QUALITY
Loans and leases past due 90 days or more	$256	$191	$309	$311	$156
Nonaccrual loans and leases	62,800	26,301	9,789	10,188	12,212
Other real estate	303	362	522	629	543
Repossessions	6,132	9,020	8,623	6,610	8,799
Equipment owned under operating leases	57	—	—	—	—
Total nonperforming assets	$69,548	$35,874	$19,243	$17,738	$21,710
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated as common shareholders’ equity divided by common shares outstanding at the end of the period.
(3) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	June 30,	March 31,	December 31,	June 30,
	2020	2020	2019	2019
ASSETS
Cash and due from banks	$67,591	$72,756	$67,215	$71,910
Federal funds sold and interest bearing deposits with other banks	112,645	49,543	16,150	24,578
Investment securities available-for-sale	1,055,797	1,057,169	1,040,583	1,021,786
Other investments	30,619	28,414	28,414	28,404
Mortgages held for sale	36,508	13,449	20,277	19,178
Loans and leases, net of unearned discount:
Commercial and agricultural	1,710,712	1,166,462	1,132,791	1,173,000
Auto and light truck	563,606	577,757	588,807	635,100
Medium and heavy duty truck	284,432	278,076	294,824	300,042
Aircraft	782,160	773,132	784,040	811,163
Construction equipment	739,027	718,307	705,451	686,633
Commercial real estate	942,971	930,757	908,177	835,919
Residential real estate and home equity	531,972	545,606	532,003	529,749
Consumer	137,442	139,417	139,434	137,731
Total loans and leases	5,692,322	5,129,514	5,085,527	5,109,337
Reserve for loan and lease losses	(131,283)	(120,798)	(111,254)	(104,911)
Net loans and leases	5,561,039	5,008,716	4,974,273	5,004,426
Equipment owned under operating leases, net	86,183	101,238	111,684	126,502
Net premises and equipment	51,486	52,431	52,219	51,570
Goodwill and intangible assets	83,959	83,964	83,971	83,985
Accrued income and other assets	279,319	267,438	227,990	217,766
Total assets	$7,365,146	$6,735,118	$6,622,776	$6,650,105

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,684,102	$1,219,327	$1,216,834	$1,238,604
Interest-bearing deposits:
Interest-bearing demand	1,866,415	1,591,419	1,677,200	1,665,456
Savings	942,891	840,606	814,794	810,122
Time	1,500,048	1,624,559	1,648,498	1,689,663
Total interest-bearing deposits	4,309,354	4,056,584	4,140,492	4,165,241
Total deposits	5,993,456	5,275,911	5,357,326	5,403,845
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	169,483	135,942	120,459	119,781
Other short-term borrowings	7,536	146,903	25,434	66,228
Total short-term borrowings	177,019	282,845	145,893	186,009
Long-term debt and mandatorily redeemable securities	81,760	81,877	71,639	71,542
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	152,494	158,419	140,518	125,259
Total liabilities	6,463,493	5,857,816	5,774,140	5,845,419

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at June 30, 2020, March 31, 2020, December 31, 2019, and June 30, 2019, respectively	436,538	436,538	436,538	436,538
Retained earnings	484,491	472,911	463,269	431,091
Cost of common stock in treasury (2,655,319, 2,670,290, 2,696,200, and 2,670,462 shares at June 30, 2020, March 31, 2020, December 31, 2019, and June 30, 2019, respectively)	(75,922)	(76,203)	(76,702)	(75,380)
Accumulated other comprehensive income (loss)	19,888	17,651	5,172	2,413
Total shareholders’ equity	864,995	850,897	828,277	794,662
Noncontrolling interests	36,658	26,405	20,359	10,024
Total equity	901,653	877,302	848,636	804,686
Total liabilities and equity	$7,365,146	$6,735,118	$6,622,776	$6,650,105

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2020	2020	2019	2020	2019
Interest income:
Loans and leases	$58,815	$61,526	$65,599	$120,341	$128,282
Investment securities, taxable	4,487	5,550	5,186	10,037	10,701
Investment securities, tax-exempt	232	264	353	496	738
Other	316	346	499	662	937
Total interest income	63,850	67,686	71,637	131,536	140,658
Interest expense:
Deposits	8,265	10,851	12,978	19,116	24,448
Short-term borrowings	90	254	540	344	1,471
Subordinated notes	835	884	928	1,719	1,856
Long-term debt and mandatorily redeemable securities	659	853	764	1,512	1,508
Total interest expense	9,849	12,842	15,210	22,691	29,283
Net interest income	54,001	54,844	56,427	108,845	111,375
Provision for loan and lease losses	10,375	11,353	4,247	21,728	9,165
Net interest income after provision for loan and lease losses	43,626	43,491	52,180	87,117	102,210
Noninterest income:
Trust and wealth advisory	5,589	4,848	5,583	10,437	10,441
Service charges on deposit accounts	1,910	2,605	2,785	4,515	5,283
Debit card	3,601	3,373	3,669	6,974	6,889
Mortgage banking	3,315	2,336	999	5,651	1,935
Insurance commissions	1,695	1,881	1,518	3,576	3,692
Equipment rental	5,990	6,630	7,809	12,620	15,791
(Losses) gains on investment securities available-for-sale	(1)	280	—	279	—
Other	3,142	2,669	3,301	5,811	5,757
Total noninterest income	25,241	24,622	25,664	49,863	49,788
Noninterest expense:
Salaries and employee benefits	23,999	24,401	23,787	48,400	47,282
Net occupancy	2,504	2,721	2,481	5,225	5,253
Furniture and equipment	6,258	6,407	6,289	12,665	12,313
Depreciation – leased equipment	5,142	5,427	6,400	10,569	12,924
Professional fees	1,258	1,442	1,706	2,700	3,304
Supplies and communication	1,390	1,634	1,608	3,024	3,101
FDIC and other insurance	599	288	608	887	1,253
Business development and marketing	1,121	1,359	1,678	2,480	2,627
Loan and lease collection and repossession	838	763	230	1,601	1,591
Other	1,716	2,093	2,566	3,809	2,909
Total noninterest expense	44,825	46,535	47,353	91,360	92,557
Income before income taxes	24,042	21,578	30,491	45,620	59,441
Income tax expense	5,516	5,160	7,074	10,676	13,828
Net income	18,526	16,418	23,417	34,944	45,613
Net (income) loss attributable to noncontrolling interests	(24)	(5)	(32)	(29)	(32)
Net income available to common shareholders	$18,502	$16,413	$23,385	$34,915	$45,581
Per common share:
Basic net income per common share	$0.72	$0.64	$0.91	$1.36	$1.76
Diluted net income per common share	$0.72	$0.64	$0.91	$1.36	$1.76
Cash dividends	$0.28	$0.29	$0.27	$0.57	$0.54
Basic weighted average common shares outstanding	25,540,855	25,523,356	25,615,718	25,532,105	25,687,056
Diluted weighted average common shares outstanding	25,540,855	25,523,356	25,615,718	25,532,105	25,687,056

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$995,776	$4,487	1.81%	$973,421	$5,550	2.29%	$929,264	$5,186	2.24%
Tax exempt(1)	49,534	286	2.32%	57,219	325	2.28%	71,878	437	2.44%
Mortgages held for sale	27,016	198	2.95%	11,294	96	3.42%	12,014	127	4.24%
Loans and leases, net of unearned discount(1)	5,565,160	58,700	4.24%	5,098,397	61,520	4.85%	5,001,392	65,565	5.26%
Other investments	89,525	316	1.42%	41,463	346	3.36%	53,323	499	3.75%
Total earning assets(1)	6,727,011	63,987	3.83%	6,181,794	67,837	4.41%	6,067,871	71,814	4.75%
Cash and due from banks	73,523			65,407			67,448
Reserve for loan and lease losses	(124,186)			(112,239)			(102,787)
Other assets	509,058			476,159			455,212
Total assets	$7,185,406			$6,611,121			$6,487,744

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	$4,248,478	$8,265	0.78%	$4,076,270	$10,851	1.07%	$4,137,118	$12,978	1.26%
Short-term borrowings	191,411	90	0.19%	202,545	254	0.50%	201,401	540	1.08%
Subordinated notes	58,764	835	5.71%	58,764	884	6.05%	58,764	928	6.33%
Long-term debt and mandatorily redeemable securities	81,766	659	3.24%	77,973	853	4.40%	71,308	764	4.30%
Total interest-bearing liabilities	4,580,419	9,849	0.86%	4,415,552	12,842	1.17%	4,468,591	15,210	1.37%
Noninterest-bearing deposits	1,562,100			1,196,106			1,127,794
Other liabilities	151,281			131,858			98,475
Shareholders’ equity	862,209			844,724			789,009
Noncontrolling interests	29,397			22,881			3,875
Total liabilities and equity	$7,185,406			$6,611,121			$6,487,744
Less: Fully tax-equivalent adjustments		(137)			(151)			(177)
Net interest income/margin (GAAP-derived)(1)		$54,001	3.23%		$54,844	3.57%		$56,427	3.73%
Fully tax-equivalent adjustments		137			151			177
Net interest income/margin - FTE(1)		$54,138	3.24%		$54,995	3.58%		$56,604	3.74%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
	Six Months Ended
	June 30, 2020			June 30, 2019
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$984,598	$10,037	2.05%	$919,398	$10,701	2.35%
Tax exempt(1)	53,377	611	2.30%	75,007	909	2.44%
Mortgages held for sale	19,155	294	3.09%	10,429	228	4.41%
Loans and leases, net of unearned discount(1)	5,331,779	120,220	4.53%	4,930,183	128,242	5.25%
Other investments	65,494	662	2.03%	47,740	937	3.96%
Total earning assets(1)	6,454,403	131,824	4.11%	5,982,757	141,017	4.75%
Cash and due from banks	69,465			65,677
Reserve for loan and lease losses	(118,212)			(102,245)
Other assets	492,608			443,421
Total assets	$6,898,264			$6,389,610

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	4,162,374	19,116	0.92%	4,036,578	24,448	1.22%
Short-term borrowings	196,978	344	0.35%	226,252	1,471	1.31%
Subordinated notes	58,764	1,719	5.88%	58,764	1,856	6.37%
Long-term debt and mandatorily redeemable securities	79,870	1,512	3.81%	70,897	1,508	4.29%
Total interest-bearing liabilities	4,497,986	22,691	1.01%	4,392,491	29,283	1.34%
Noninterest-bearing deposits	1,379,103			1,126,126
Other liabilities	141,570			85,899
Shareholders’ equity	853,467			782,370
Noncontrolling interests	26,138			2,724
Total liabilities and equity	$6,898,264			$6,389,610
Less: Fully tax-equivalent adjustments		(288)			(359)
Net interest income/margin (GAAP-derived)(1)		$108,845	3.39%		$111,375	3.75%
Fully tax-equivalent adjustments		288			359
Net interest income/margin - FTE(1)		$109,133	3.40%		$111,734	3.77%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended			Six Months Ended
		June 30,	March 31,	June 30,	June 30,	June 30,
		2020	2020	2019	2020	2019
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$63,850	$67,686	$71,637	$131,536	$140,658
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	83	90	93	173	188
(C)	– Tax exempt investment securities	54	61	84	115	171
(D)	Interest income – FTE (A+B+C)	63,987	67,837	71,814	131,824	141,017
(E)	Interest expense (GAAP)	9,849	12,842	15,210	22,691	29,283
(F)	Net interest income (GAAP) (A-E)	54,001	54,844	56,427	108,845	111,375
(G)	Net interest income - FTE (D-E)	54,138	54,995	56,604	109,133	111,734
(H)	Annualization factor	4.022	4.022	4.011	2.011	2.017
(I)	Total earning assets	$6,727,011	$6,181,794	$6,067,871	$6,454,403	$5,982,757
	Net interest margin (GAAP-derived) (F*H)/I	3.23%	3.57%	3.73%	3.39%	3.75%
	Net interest margin – FTE (G*H)/I	3.24%	3.58%	3.74%	3.40%	3.77%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$54,001	$54,844	$56,427	$108,845	$111,375
(G)	Net interest income – FTE	54,138	54,995	56,604	109,133	111,734
(J)	Plus: noninterest income (GAAP)	25,241	24,622	25,664	49,863	49,788
(K)	Less: gains/losses on investment securities and partnership investments	(248)	(513)	(131)	(761)	(148)
(L)	Less: depreciation – leased equipment	(5,142)	(5,427)	(6,400)	(10,569)	(12,924)
(M)	Total net revenue (GAAP) (F+J)	79,242	79,466	82,091	158,708	161,163
(N)	Total net revenue – adjusted (G+J–K–L)	73,989	73,677	75,737	147,666	148,450
(O)	Noninterest expense (GAAP)	44,825	46,535	47,353	91,360	92,557
(L)	Less:depreciation – leased equipment	(5,142)	(5,427)	(6,400)	(10,569)	(12,924)
(P)	Noninterest expense – adjusted (O–L)	39,683	41,108	40,953	80,791	79,633
	Efficiency ratio (GAAP-derived) (O/M)	56.57%	58.56%	57.68%	57.56%	57.43%
	Efficiency ratio – adjusted (P/N)	53.63%	55.79%	54.07%	54.71%	53.64%

		End of Period
		June 30,	March 31,	June 30,
		2020	2020	2019
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(Q)	Total common shareholders’ equity (GAAP)	$864,995	$850,897	$794,662
(R)	Less: goodwill and intangible assets	(83,959)	(83,964)	(83,985)
(S)	Total tangible common shareholders’ equity (Q–R)	$781,036	$766,933	$710,677
(T)	Total assets (GAAP)	7,365,146	6,735,118	6,650,105
(R)	Less: goodwill and intangible assets	(83,959)	(83,964)	(83,985)
(U)	Total tangible assets (T–R)	$7,281,187	$6,651,154	$6,566,120
	Common equity-to-assets ratio (GAAP-derived) (Q/T)	11.74%	12.63%	11.95%
	Tangible common equity-to-tangible assets ratio (S/U)	10.73%	11.53%	10.82%

Calculation of Tangible Book Value per Common Share
(Q)	Total common shareholders’ equity (GAAP)	$864,995	$850,897	$794,662
(V)	Actual common shares outstanding	25,550,355	25,535,384	25,535,212
	Book value per common share (GAAP-derived) (Q/V)*1000	$33.85	$33.32	$31.12
	Tangible common book value per share (S/V)*1000	$30.57	$30.03	$27.83

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